Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-144818) of LiveWorld, Inc. of our report dated March 25, 2008 relating to the financial statements which appear in this Form 10-K for the year ended December 31, 2007.
/s/  Stonefield Josephson, Inc.

San Francisco, California

March 25, 2008